Exhibit 5.1

July 1, 2022

Rail Vision Ltd.
15 Ha’Tidhar St
Ra’anana, 4366517
Israel

Re: Rail Vision Ltd. – Form S-8 Registration Statement

We are acting as Israeli counsel for Rail Vision Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 on July 1, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 2,309,956  of the Company’s ordinary shares, par value NIS 0.01 per share (the “Plan Shares”), under the Rail Vision Amended Share Option Plan (the “Plan”).

In rendering our opinion, we have examined, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan, and the terms of any agreements relating to such issuance, will be upon receipt of the consideration provided for in the Plan, validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Shibolet & Co.
Shibolet & Co.